Unaudited Reconciliation of Financial Data
The following tables present the historical unaudited financial information for the Credit parties and their consolidated subsidiaries (the “Och-Ziff Operating Group”) as of and for the year ended December 31, 2016. The Och-Ziff Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Och-Ziff Operating Group and its consolidated subsidiaries has been reconciled to Och-Ziff Capital Management Group LLC’s financial statements for the relevant periods. You should read this data in conjunction with Och-Ziff Capital Management Group LLC’s financial statements and the related notes included in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the U.S. Securities and Exchange Commission on March 1, 2017.

	December 31, 2016
	Och-Ziff Operating Group	Consolidated Och-Ziff Funds and Related Eliminations	Other(1)	Och-Ziff Capital Management Group LLC Consolidated

	(dollars in thousands)
Assets
Cash and cash equivalents	$319,736		$10,077	$329,813
Income and fees receivable	176,638		—	176,638
Due from related parties	41,531		(21,037)	20,494
Deferred income tax assets	760		694,681	695,441
Other assets, net	226,310	(18,387)	41	207,964
Assets of consolidated Och-Ziff funds:
Investments, at fair value		37,661		37,661
Other assets of Och-Ziff funds		17,544		17,544
Total Assets	$764,975	$36,818	$683,762	$1,485,555

Liabilities and Shareholders' Equity
Liabilities
Due to related parties	$1,269		$520,832	$522,101
Debt obligations	577,128		—	577,128
Compensation payable	206,106		—	206,106
Other liabilities	174,645		349	174,994
Liabilities of consolidated Och-Ziff funds:
Notes payable of consolidated CLOs, at fair value				—
Securities sold under agreements to repurchase				—
Other liabilities of Och-Ziff funds		15,197		15,197
Total Liabilities	959,148	15,197	521,181	1,495,526

Redeemable Noncontrolling Interests	262,500	21,621		284,121

Shareholders' (Deficit) Equity
Class A Shares, no par value	—	—	—	—
Class B Shares, no par value	—	—	—	—
Paid-in capital	12,648,137	—	(9,550,706)	3,097,431
Accumulated deficit	(13,110,218)	—	9,546,766	(3,563,452)
Shareholders' deficit attributable to Class A Shareholders	(462,081)	—	(3,940)	(466,021)
Shareholders' equity attributable to noncontrolling interests	5,408	—	166,521	171,929
Total Shareholders' (Deficit) Equity	(456,673)	—	162,581	(294,092)
Total Liabilities, Redeemable Noncontrolling Interests and Shareholders' (Deficit) Equity	$764,975	$36,818	$683,762	$1,485,555

(1)	Includes amounts related to entities not included in the Och-Ziff Operating Group or the consolidated Och-Ziff funds, including related eliminations.

	Year Ended December 31, 2016
	Och-Ziff Operating Group	Consolidated Och-Ziff Funds and Related Eliminations	Other(1)	Och-Ziff Capital Management Group LLC Consolidated

	(dollars in thousands)
Revenues
Management fees	$533,156	$—	$—	$533,156
Incentive income	233,440	—	—	233,440
Other revenues	1,912	—	94	2,006
Income of consolidated Och-Ziff funds	—	1,762	—	1,762
Total Revenues	768,508	1,762	94	770,364

Expenses
Compensation and benefits	409,883	—	—	409,883
Reorganization expenses	—	—	—	—
Interest expense	23,776	—	—	23,776
General, administrative and other	646,296		1,835	648,131
Expenses of consolidated Och-Ziff funds	—	350	—	350
Total Expenses	1,079,955	350	1,835	1,082,140

Other Income
Net gains on investments in Och-Ziff funds and joint ventures	5,375	(1,615)	—	3,760
Net gains of consolidated Och-Ziff funds	—	2,915	—	2,915
Total Other Income	5,375	1,300	—	6,675

(Loss) Income Before Income Taxes	(306,072)	2,712	(1,741)	(305,101)
Income taxes	7,060	—	3,826	10,886
Consolidated and Total Comprehensive Net (Loss) Income	(313,132)	2,712	(5,567)	(315,987)
Less: (Income) loss attributable to noncontrolling interests	(1,068)	(262)	195,087	193,757
Less: Income attributable to redeemable noncontrolling interests	—	(2,450)	—	(2,450)
Net (Loss) Income Attributable to Och-Ziff Capital Management Group LLC	(314,200)	—	189,520	(124,680)
Less: Change in redemption value of Preferred Units	(16,043)	—	9,961	(6,082)
Net (Loss) Income Attributable to Class A Shareholders	$(330,243)	$—	$199,481	$(130,762)

(1)	Includes amounts related to entities not included in the Och-Ziff Operating Group or the consolidated Och-Ziff funds, including related eliminations.